Exhibit 5.2

April 2, 2021

Sun Communities, Inc.

27777 Franklin Road

Suite 200

Southfield, MI 48034

Attention: Board of Directors

Dear Members of the Board of Directors of Sun Communities, Inc.:

We have acted as counsel to Sun Communities, Inc., a Maryland corporation (the “Company”) and Sun Communities Operating Limited Partnership, a Michigan limited partnership (the “Operating Partnership”), in connection with the registration statement on Form S-3 (together with all amendments and exhibits thereto and documents incorporated by reference therein, the “Registration Statement”) filed on April 2, 2021, by the Company and Operating Partnership with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate amount of one or more series of (i) shares of the Company’s common stock, $0.01 par value (the “Common Stock”), (ii) shares of the Company’s preferred stock, $0.01 par value (the “Preferred Stock”), (iii) debt securities of the Company (“Company Debt Securities”), (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), (iv) units of securities of the Company composed of any combination of Common Stock, Preferred Stock, Debt Securities, and Warrants (the “Company Units”), (v) units of securities composed of Partnership Debt Securities (as defined below) and one or more of Common Stock, Preferred Stock, Company Debt Securities, and Warrants (the “Combined Units”), (vi) guarantees by the Company of debt securities issued by the Operating Partnership (“Company Guarantees”), (vii) debt securities of the Operating Partnership (“Partnership Debt Securities”), and (viii) guarantees by the Operating Partnership of the Company Debt Securities (the “Partnership Guarantees” and together with the Common Stock, Preferred Stock, Company Debt Securities, Warrants, Company Units, Combined Units, Company Guarantees, and the Partnership Debt Securities, the “Securities”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

A.	An executed copy of the Registration Statement;

B.	The Company’s Articles of Restatement, as amended and supplemented from time to time (the “Charter”);

C.	The Company’s Third Amended and Restated Bylaws, as amended, as presented to us by an officer of the Company (the “Bylaws”);

D.

The restated certificate of limited partnership of the Operating Partnership (the “Certificate of Limited Partnership”), certified on April 1, 2021, as being a true copy thereof, by the Michigan Department of Licensing and Regulatory Affairs (the “Michigan Department”);

E.

The Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended, certified as of the date hereof, as being a true, correct and complete copy thereof, by the Secretary of the Company, as General Partner of the Operating Partnership (the “Limited Partnership Agreement”);

F.	A certificate of the Maryland State Department of Assessments and Taxation dated April 1, 2021, as to the Company’s good standing in the State of Maryland;

G.

A certificate of the Michigan Department, dated April 1, 2021, to the effect that the Operating Partnership was formed in the State of Michigan and that its certificate of limited partnership is in full force and effect (the “Good Standing Certificate”);

H.	Certain resolutions adopted by the Board of Directors of the Company (the “Resolutions”);

I.

An Officer’s Certificate (the “Officer’s Certificate”) executed and delivered by an officer of the Company, on behalf of the Company and in the capacity as the general partner of the Operating Partnership;

J.

The forms of Senior Indenture and Subordinated Indenture between the Company and UMB Bank, N.A., a national banking association organized under the laws of the United States of America (the “Trustee”), filed as Exhibits 4.15 and 4.16, respectively, to the Registration Statement (the “Company Indentures” and each, an “Company Indenture”);

K.

The forms of Senior Indenture and Subordinated Indenture between the Operating Partnership and UMB Bank, N.A., a national banking association organized under the laws of the United States of America (the “Trustee”), filed as Exhibits 4.17 and 4.18, respectively, to the Registration Statement (the “Partnership Indentures” and each, an “Partnership Indenture”); and

L.	Such other documents and records that we deem relevant and necessary of the basis of the opinions set forth below.

The documents listed in items A-L above are collectively referred to as the “Documents.”

Our review has been limited to examining the Documents and applicable Michigan and United States federal law, and we do not express any opinion in this letter concerning any other law. Various matters, including but not limited to, the validity of certain of the Securities and the laws of the State of Maryland are addressed in the opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation, Maryland counsel for the Company, which has been separately provided to you. The enforceability of the Company Debt Securities, the Partnership Debt Securities, the Company Guarantees and the Partnership Guarantees and the laws of the State of New York are addressed in the opinion of Hunton Andrews Kurth LLP, New York counsel for the Company and the Operating Partnership, which has been separately provided to you. We express no opinion with respect to those matters.

To the extent that any opinion in this letter relates to or is dependent upon factual information, we have relied exclusively upon the factual representations and warranties set forth in the Officer’s Certificate, and we have not undertaken to independently verify any such facts or information.

In reaching the opinions set forth below, we have assumed, without independent investigation or inquiry, that:

A. Each natural person executing any of the documents that we have reviewed is legally competent to do so.

B. All documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic or facsimile copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, and all documents submitted to us and public records reviewed are accurate and complete.

C. All representations, warranties, certifications and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or representatives of the Company or the Operating Partnership, including certifications made in the Officer’s Certificate, and (iii) in corporate records made available to us by the Company or the Operating Partnership, are accurate, true, correct and complete in all material respects.

D. As to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, the persons acting on behalf of the governmental authority have the power and authority to do so, and all actions taken by such persons on behalf of such governmental authority are valid, legal and sufficient.

E. All governmental permits or approvals reviewed by us are accurate, complete and authentic, and the appropriate regulatory authorities have adhered to applicable legal and procedural requirements.

F. With respect to the minutes of any meetings of the Board of Directors of the Company or any committees thereof of the Company or any shareholders of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

G. No Securities will be issued until the Registration Statement has become effective.

H. Each of the Warrants, Company Units and the Combined Units, and the respective Warrant Agreements (as defined below), Company Unit Agreements (as defined below) and the Combined Unit Agreements (as defined below) governing such Securities will be governed by the internal laws of the State of Michigan.

I. The Charter, the Bylaws, the Certificate of Limited Partnership, the Limited Partnership Agreement and the Resolutions have not been amended or rescinded, and will be in full force and effect at all times at which any Securities are offered or sold by the Company and/or the Operating Partnership.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1. The Operating Partnership has been duly organized and is validly existing as a limited partnership and, based solely on the Good Standing Certificate, is in good standing with the Michigan Department as of the date of the Good Standing Certificate.

2. In accordance with the terms of the Limited Partnership Agreement and the Certificate of Limited Partnership, and provided the Board of Directors of the Company, acting in its capacity as the general partner of the Operating Partnership, has consented to the creation and issuance of the Partnership Debt Securities, the creation of the Operating Partnership’s obligations under, and the issuance of, the Partnership Debt Securities to be issued and sold by the Operating Partnership will be duly and validly authorized by all necessary limited partnership action on the part of the Operating Partnership.

3. In accordance with the terms of the Limited Partnership Agreement and the Certificate of Limited Partnership, and provided the Board of Directors of the Company, acting in its capacity as the general partner of the Operating Partnership, has consented to the creation and issuance of the Partnership Guarantees, the creation of the Operating Partnership’s obligation under, and the issuance of, the Partnership Guarantees to be issued and sold by the Operating Partnership will be duly and validly authorized by all necessary limited partnership action on the part of the Operating Partnership.

4. The Operating Partnership has the limited partnership power and authority to issue the Partnership Debt Securities and/or make the Partnership Guarantees.

5. When (i) the issuance of the Warrants (including any Warrants included in Company Units or the Combined Units) has been duly established by the relevant warrant agreement (the “Warrant Agreement”), (ii) the issuance of the Warrants (including any Warrants included in Company Units or the Combined Units) has been duly authorized and established in accordance with the Charter, Bylaws, and applicable law (including, without limitation, by adoption by the Board of Directors of the Company of resolutions determining the rights and other terms of such Warrants and duly authorizing the issuance and delivery of the Warrants (the “Warrants Authorization”) and duly authenticated by the designated warrant agent (the “Warrant Agent”), and (iii) the Warrants (including any Warrants included in Company Units or the Combined Units) have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Warrants Authorization, any applicable underwriting agreement and the applicable Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), assuming the Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action, the Warrants and the Warrant Agreement will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by the Exceptions.

6. When (i) the issuance of the Company Units have been duly established by the relevant unit agreement (the “Company Unit Agreement”), if any, (ii) the issuance of the Company Units has been duly authorized pursuant to the Corporate Unit Authorization and duly authenticated by the designated unit agent (the “Company Unit Agent”), if any, and (iii) the Units have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the Corporate Unit Authorization, any applicable underwriting agreement and the applicable Company Unit Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), assuming the securities underlying the Units have been duly authorized and reserved for issuance by all necessary corporate action, the Units and the Company Unit Agreement will constitute legally valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by the Exceptions.

7. In accordance with the terms of the Limited Partnership Agreement and the Certificate of Limited Partnership, and provided the Board of Directors of the Company, acting in its capacity as the general partner of the Operating Partnership, has consented to the issuance of the Combined Units (the “Partnership Unit Authorization”), and following the completion of the Corporate Unit Authorization, the issuance of the Combined Units will be duly authorized.

8. When (i) the issuance of the Combined Units have been duly established by the relevant unit agreement (the “Combined Unit Agreement”), if any, (ii) the issuance of the Combined Units have been duly authorized the Corporate Unit Authorization, and duly authenticated by the designated unit agent (the “Combined Unit Agent”), if any, and (iii) the Units have been duly executed and delivered on behalf of the Company and Operating Partnership against payment therefor in accordance with the terms of the Corporate Unit Authorization and the Partnership Unit Authorization, any applicable underwriting agreement and the applicable Combined Unit Agreement and as contemplated by the

Registration Statement, the Prospectus and the related Prospectus Supplement(s), assuming the securities underlying the Units have been duly authorized and reserved for issuance by all necessary corporate action, the Units and the Combined Unit Agreement will constitute legally valid and binding obligations of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with their terms, except as may be limited by the Exceptions.

To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of the opinion set forth in paragraph 5 above that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement. We further assume that the status of the Warrants as binding obligations of the Company will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

To the extent that the obligations of the Company or the Operating Partnership under the Company Unit Agreement or the Combined Unit Agreement, as may be the case, may be dependent upon such matters, we assume for purposes of the opinions set forth in paragraphs 6 and 8 above that (i) the Company Unit Agent or the Combined Unit Agent, as applicable, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Company Unit Agent or the Combined Unit Agent, as applicable, is duly qualified to engage in the activities contemplated by the Company Unit Agreement or the Combined Unit Agreement; (iii) the Company Unit Agreement or the Combined Unit Agreement, as the case may be, has been duly authorized, executed and delivered by the respective Company Unit Agent or the Combined Unit Agent, and constitutes the legally valid and binding obligation of the Company Unit Agent or the Combined Unit Agent, enforceable against them, in accordance with its terms; (iv) the Company Unit Agent or the Combined Unit Agent, is in compliance, with respect to acting as agent under either the Company Unit Agreement or the Combined Unit Agreement, as the case may be, with all applicable laws and regulations; and that the Company Unit Agent or the Combined Unit Agent, as applicable, has the requisite organizational and legal power and authority to perform its obligations under the Company Unit Agreement or the Combined Unit Agreement.

Furthermore, with regards to paragraph 8 above, we have also assumed (i) that the form and terms of the Common Stock, Preferred Stock, Company Debt Securities and/or Warrants (the “Underlying Securities”) included in any Combined Units, and the issuance, sale, and delivery of any such Underlying Security, and the incurrence and performance of all obligations thereunder or in respect thereof in accordance with the terms thereof, in each case, will be in full compliance with, and will not violate, the Charter, Bylaws or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale, and delivery of such Underlying Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity. Moreover, we have assumed that with respect to any of the Underlying Securities that are included in any Combined Units and any agreement under which such Underlying Securities may be issued, the valid existence and corporate power and authority of the Company to enter into and to incur and perform all of its obligations thereunder, the due authorization by all requisite action and the due execution and delivery by the Company of such instruments, and that such instruments constitute or will constitute valid and binding obligations of the Company (the “Corporate Unit Authorization”).

The opinions expressed above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in the opinion, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

The opinions expressed above are further subject to the following limitations, qualifications and exceptions (the “Exceptions”):

(a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

(b) the effects of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; and

(c) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion with respect to (i) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) covenants not to compete; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; (ix) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (x) proxies, powers and trusts; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; or (xiii) the severability, if invalid, of provisions to the foregoing effect.

This opinion letter is rendered solely in connection with the filing of the Registration Statement. This opinion letter is limited to matters expressly set forth in this letter, and no opinion is to be inferred or may be implied beyond the matters expressly so stated. This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder. This opinion may not be relied upon for any other purpose, is not intended for the express or implied benefit of any third party other than purchasers of the securities registered pursuant to the Registration Statement, and is not to be used or relied upon for any other purpose, without our prior written consent in each instance.

Very truly yours,

/s/ JAFFE, RAITT, HEUER & WEISS

Professional Corporation